UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Callidus Software Inc.
(Name of Registrant as Specified In Its Charter)

SAP SE and subsidiaries
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Filed by SAP SE and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Callidus Software Inc.

Commission File No.: 000-50463

Success in the Experience Economy: It Takes a New Salesforce

By Alex Atzberger, President, SAP Hybris

Everything begins and ends with the customer.

This is a driving principle at SAP — one that is always top of mind for us. To accomplish this and truly place the customer at the center of everything, you must fully enable your salesforce.

In the more than three decades since customer relationship management (CRM) was invented, the front office has fundamentally shifted and with it, the requirements on your salesforce. Companies increasingly are selling services rather than products. This is happening across all major industries. On top of this, customers are researching services online before they engage sales professionals. This means companies need to fundamentally transform their sales teams, and they need solutions that help them manage and strengthen sales execution in today’s digital world.

On January 29, 2018, SAP announced the intent to acquire CallidusCloud, the leader in cloud-based Lead to Money (Quote-to-Cash) solutions. With the pending addition of CallidusCloud, SAP is well positioned to continue meeting the needs of modern sales teams as they evolve. We are committed to helping our customers orchestrate an exceptional experience to their customers from first point to renewal.

With the prior acquisitions of Abakus and Gigya, we are acting with great purpose to transform ourselves and offer a differentiated approach to customer engagement and sales enablement. The intention to acquire CallidusCloud marks a decisive next step in the SAP Hybris vision to deliver an integrated and unique enterprise sales platform that seamlessly connects the front and back offices.

A partner of ours for years already, CallidusCloud delivers a full suite of sales performance management (SPM) and configure-price-quote (CPQ) solutions, including sales enablement, sales analytics, and customer engagement for a modern salesforce. The result is a more transparent view into the full sales cycle and the ability to transform your salesforce for today’s needs. All of this is augmented by a sales enablement solution to make sure that your sales teams can excel and address ever-changing customer requirements.

Together, we believe the combination of CallidusCloud, SAP S/4HANA, SAP Hybris and the SAP Cloud Platform will be a powerful, complete, and open offering in the CRM segment that can address the entire digital customer journey

We look forward to continuing to deliver the solutions our customers need to succeed and to shaping a new and differentiated CRM experience for the future.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to SAP or Callidus Software Inc. are intended to identify such forward-looking statements. This release contains forward-looking statements that involve risks and uncertainties concerning the parties’ ability to close the transaction and the expected closing date of the transaction, the anticipated benefits and synergies of the proposed transaction, anticipated future combined operations, products and services, and the anticipated role of CallidusCloud, its key executives and its employees within SAP following the closing of the transaction. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction, the ability of the parties to complete the transaction, the failure to retain key CallidusCloud employees, customer and partner uncertainty regarding the anticipated benefits of the transaction, the failure of SAP and CallidusCloud to achieve the anticipated synergies of the proposed transaction and other risks detailed in SAP’s and CallidusCloud’s SEC filings, including those discussed in SAP’s Annual Report on Form 20-F for the year ended December 31, 2016 and CallidusCloud’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SAP is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Additional Information About the Merger

In connection with the proposed merger, Callidus Software Inc. will file a proxy statement with the SEC. The definitive proxy statement will be sent or given to CallidusCloud stockholders entitled to vote at the special meeting relating to the transaction and will contain important information about the proposed merger and related matters. CallidusCloud’s stockholders are urged to read the definitive proxy statement (including any amendments or supplements thereto) carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because it will contain important information about the merger and the parties to the merger. Additionally, CallidusCloud and SAP will file other relevant materials in connection with the proposed acquisition of CallidusCloud by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Inc., Emerson One Acquisition Corp., a wholly owned subsidiary of SAP America, and CallidusCloud. SAP, CallidusCloud and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CallidusCloud stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of CallidusCloud’s participants in the solicitation, which may, in some cases, be different than those of CallidusCloud’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and CallidusCloud with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from CallidusCloud, once it is filed with the SEC, by contacting CallidusCloud Investor Relations through the investor contact page on the company’s website at http://investor.calliduscloud.com/about-us/investor-relations/investor-faq/